UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

IRONWOOD PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Ironwood Definitive Proxy Employee FAQ

1.              Who is Sarissa Capital Management?

•            Sarissa is a hedge fund manager located in Greenwich, CT.

•            Sarissa is an Ironwood shareholder. As of April 18, 2018, Sarissa held a less than 2.5% position in the company.

2.              What is a proxy fight or a proxy contest?

•            A proxy contest (sometimes called a proxy fight) is an effort by a shareholder to win shareholder votes in an election of a company’s directors or on another proposal put before the shareholders.

•            The shareholders may vote either in person or by proxy. A validly executed proxy permits an eligible voter to vote without being present at the actual meeting.

3.              What is a proxy statement?

•            A proxy statement contains information about the company’s Shareholder Meeting and is made available to our shareholders each year.

•            Ironwood’s proxy statement has been filed with the SEC and includes the Board’s recommendations to shareholders on director nominees, among other information.

•            Sarissa also filed a proxy statement in support of its director nominee.

4.              How is a proxy contest conducted?

•            Opposing parties use proxy materials, including a proxy statement, letters and press releases, to communicate with the company’s shareholders and to seek to obtain their votes for a particular action. These materials contain information about the proposal and instructions on how to vote. Proxy materials are filed with the SEC.

•            Only the latest-dated proxy that a shareholder timely submits by proxy card, phone or internet voting, or a vote properly cast at the meeting, will count as a valid vote.

•            You may receive two different colored proxy cards: Ironwood’s proxy card is WHITE and Sarissa’s proxy card is gold.

5.              How long will the proxy contest last?

•            A proxy contest may last until both parties reach an agreement, the shareholder withdraws its nominees or until the date of the company’s Annual Meeting (which, in our case, is May 31, 2018).

6.              What will happen at Ironwood’s Annual Meeting?

•            If the proxy contest is still ongoing, both Ironwood and Sarissa will submit all of the proxy cards and votes received from shareholders to an independent inspector of elections, who is responsible for counting and certifying the vote.

•            The final voting results will be tallied by the inspector of election and published in a Current Report on Form 8-K filed with the SEC.

7.              Will I get proxy materials from both Ironwood and Sarissa regarding the upcoming vote at the Annual Meeting? If so, what will they look like?

•            If you are an Ironwood shareholder, you will receive mailings from Ironwood and may receive proxy materials from Sarissa as well. Each mailing from Ironwood and Sarissa would contain a proxy card. Ironwood’s cards will be WHITE.

•            The Ironwood Board unanimously recommends that you vote FOR Ironwood’s experienced director nominees on the WHITE proxy card. The Ironwood Board strongly recommends that you disregard and not return any gold proxy card sent to you by Sarissa.

•            Please do not cast any votes using the gold proxy card sent to you by Sarissa, even as a “protest.” Even if you indicate “Withhold” on the Sarissa nominees, your vote on Sarissa’s gold proxy card will automatically revoke any vote you might have previously submitted on Ironwood’s WHITE proxy card.

8.              How do I vote my shares?

•            To vote your shares and elect Ironwood’s director nominees, use the WHITE proxy card to vote by telephone, by Internet, or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided, as soon as possible.

•            Shareholders who have any questions or need assistance voting can call MacKenzie Partners, Inc., toll-free at (800) 322-2885 or (212) 929-5500 or email proxy@mackenziepartners.com.

9.              What do I do if a shareholder, analyst, or member of the media contacts me?

•            Please refer all inquiries you receive from the media, investors/analysts or others outside Ironwood to Meredith Kaya at 617-374-5082 or mkaya@ironwoodpharma.com.

Additional Information

On May 2, 2018, Ironwood filed a definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the company’s Annual Meeting. SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ SUCH DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders are able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also be available at no charge at the company’s website at www.ironwoodpharma.com.  If you have any questions regarding this information or the proxy materials, please contact MacKenzie Partners, Inc., our proxy solicitor assisting us in connection with the annual meeting, toll-free at (800) 322-2885 or at (212) 929-5500 or via email to proxy@mackenziepartners.com.